EXHIBIT 10.3


                        APPLICATION OF CONSUMERS TO
                  THE MICHIGAN PUBLIC SERVICE COMMISSION,
                            DATED JULY 5, 2000.





                                                                  EXHIBIT 10.3

                             STATE OF MICHIGAN

               BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

In the matter of the application of           )
Consumers Energy Company for a Financing      )
Order Approving the Securitization of its     )     Case No. U-12505
Regulatory Assets and other Qualified Costs   )
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                      APPLICATION FOR FINANCING ORDER
                      -------------------------------

            NOW COMES Consumers Energy Company and, pursuant to 2000 PA 141, 2000 PA 142 the Michigan Administrative Procedures Act, MCL 24. 201 et seq: MSA _________, and other applicable law, hereby applies to the Michigan Public Service Commission (the "Commission") for a financing order approving the issuance of securitization bonds for the qualified costs set forth in this Application and the accompanying testimony and exhibits, stating as follows:

                           IDENTITY OF APPLICANT

            1. Consumers Energy Company ("Consumers") is an electric utility company subject to the regulatory authority of the Michigan Public Service Commission (the "Commission").

                      STATEMENT OF STATUTORY AUTHORITY

            2. Recently, Governor Engler signed into law 2000 PA 141 ("Act 141") and 2000 PA 142 ("Act 142"). These new statutes provide for the introduction of competition into Michigan's electricity marketplace.

            3. Act 141 provides for a rate decrease of 5% for retail customers of an electric utility. See, ss.10d(1). In order to provide for the rate reduction, Act 141 provides that securitization may be used. See, Act 141, ss.10d(4).

            4. Act 142 provides that electric utilities may recover "qualified costs" if the Commission issues a "financing order" approving the issuance of securitization bonds. See, Act 142, ss.10i(1). These securities are designed to lower the cost of capital of the electric company, to fund the rate decrease mandated by Act 141, supra, and to otherwise reduce stranded costs by authorizing the recovery of other costs that an electric utility would not be likely to recover in a competitive market.

            5.    Act 142 defines "qualified costs" as follows:

                  (g) "Qualified costs" means an electric utility's
            regulatory assets as determined by the commission, adjusted by the applicable portion of related investment tax credits, plus any costs that the commission determines that the electric utility would be unlikely to collect in a competitive market, including but not limited to, retail open access implementation costs and the costs of a commission approved restructuring, buyout or buy-down of a power purchase contract, together with the costs of issuing, supporting, and servicing securitization bonds and any costs of retiring and refunding the electric utility's existing debt and equity securities in connection with the issuance of securitization bonds. Qualified costs include taxes related to the recovery of securitization charges.

Act 142,ss.10h(g).

            6. Act 142 requires that the Commission conduct an "expedited contested case proceeding" to consider the application of an electric utility for a financing order, id. at ss.10i(6), and that a determination be made no later than 90 days after the filing of the application. Id.

                          REQUEST FOR FINANCING ORDER

Eligibility for Financing Order.
-------------------------------

            7. Consumers is an "electric utility" as that term is defined and used in Act 141 and Act 142.

            8. Consumers has incurred "qualified costs" as that term is defined and used in Act 141 and Act 142 that are eligible for securitization under those acts.

            9.    Act 142,ss.10i provides in part:

                  (2) In a financing order, the commission shall ensure all of the following:

                  (a) That the proceeds of the securitization bonds are
            used solely for the purposes of the refinancing or retirement of debt or equity.

                  (b) That securitization provides tangible and quantifiable benefits to customers of the electric utility.

                  (c) That the expected structuring and expected pricing of
            the securitization bonds will result in the lowest securitization charges consistent with market conditions and the terms of the financing order.

                  (d) That the amount securitized does not exceed the net
            present value of the revenue requirement over the life of the proposed securitization bonds associated with the qualified costs sought to be securitized.

Id.
--

            10. Act 141,ss.10d also governs the issuance of a financing order by the Commission. That section provides in part:

                  (4) If the commission authorizes an electric utility to
            use securitization financing under section 10i [of Act 142], any savings resulting from securitization shall be used to reduce retail electric rates from those authorized or in effect as of May 1, 2000 as required under subsection (1). A rate reduction under this subsection shall not be less than the 5% required under subsection (1). The financing order may provide that a utility shall only issue securitization bonds in an amount equal to or less than requested by the utility, but the commission shall not preclude the issuance of an amount of securitization bonds sufficient to fund the rate reduction required under section 10d(1).

Act 141, ss. 10d(4).

            11. As more fully explained in the accompanying testimony and exhibits which are incorporated herein and made a part hereof by reference, the securitization proposal set forth in this Application meets all of the statutory requirements set forth in Act 141 and Act 142.

Amount to Be Securitized.
------------------------

            12. As more fully explained in the accompanying testimony and exhibits, Consumers seeks a financing order that will authorize the securitization of $472,549,237.

            13. Act 142 authorizes an electric utility to assign its rights in securitization property to another entity and provides certain benefits and protections. See, Act 142, ss.10h(a), ss.10j-0. As more fully explained in the accompanying testimony, Consumers will create a Special Purpose Entity and transfer to it certain securitization property for the purpose of minimizing bankruptcy risk as much as possible, and thus, maximize the ratings on the securitization bond.

            14. Within the context of approving the securitization transaction in the financing order, Consumers specifically requests the Commission to approve the transactions between Consumers and a Special Purpose Entity, as described in the accompanying testimony, and make any financing order issued in this proceeding applicable to any successor or assignee of Consumers in accordance with Act 142.

Initial Implementation and True-up.
----------------------------------

            15. Consumers also requests the Commission to approve the terms and conditions of the initial implementation of the securitization charges and tax charges to be collected from Consumers' customers as well as the true-up mechanism, all as described more fully in the accompanying testimony and exhibits, all of which are designed to result in a AAA rating for any bonds issued as the result of the financing order requested herein.

Use of Proceeds.
---------------

            16. Consumers will use proceeds from securitization for the purposes set forth in Act 142 and Act 141, including the 5% rate reduction mandated in Act 141, ss.10d(4) and the refinancing or retirement of debt or equity as provided in Act 142, ss.10i(2)(a).

            17. After the 5% rate reduction mandated by Act 141, ss.10d(4), Consumers will have no further savings to allocate to further rate reductions or stranded cost reduction pursuant to Act 141, ss.10d(5) or to the low-income or energy efficiency fund established by Act 141, ss.10d(6).

            18. Upon the issuance of a financing order by the Commission, Consumers will take all other actions necessary to implement the financing order.

                            TESTIMONY AND EXHIBITS

            19. The testimony and exhibits accompanying this Application, which are incorporated herein and made a part hereof by reference, describe more fully the qualified costs sought to be securitized and demonstrate the eligibility of these costs for securitization pursuant to Act 141 and Act 142.

      WHEREFORE, Consumers respectfully respects this honorable Commission to take the following actions:

      A. Issue a financing order pursuant to Act 142 and Act 141 and other applicable law authorizing Consumers to issue securitization bonds for its qualified costs on terms and conditions substantially similar to the terms and conditions set forth in the testimony accompanying this Application. Such order shall reserve to Consumers the sole discretion as to whether and when to issue securitization bonds.

      B. Authorize Consumers in the financing order to impose a nonbypassable charge pursuant to Act 142,ss.ss.10h(h) and 10j(2) on customer bills rendered on and after the issuance of securitization bonds sufficient to pay the financing charges, principal and interest and other costs associated with the issuance, service and/or support of the securitization bonds as described in the accompanying testimony.

      C. Authorize Consumers to include necessary language in its tariffs to accomplish the impositions of the above-referenced nonbypassable charge and implement the initial implementation and true-up of the charges described above, all as proposed and more fully explained in the accompanying testimony and exhibits.

      D. Authorize Consumers to employ appropriate methodology to account for the transactions contemplated by the financing order as proposed and more fully explained in the accompanying testimony and exhibits.

      E. Grant to Consumers, pursuant to Act 142, ss.10i(9), the authority to refund and/or retire any or all of the securitization bonds that are issued in this proceeding upon the statutory finding that securitization charges to service new securitization bonds, including transaction costs, will be less than the future securitization charges required to service the securitization bonds being refunded.

      F. Apply the Financing Order issued in this proceeding to any successor or assignee of Consumers in accordance with Act 142.

      G. Take all other actions that are necessary to permit Consumers to recover the qualified costs described herein.


                                          Respectfully submitted,

                                          CONSUMERS ENERGY COMPANY

                                          By:
                                              -------------------------------
                                                Dennis DaPra


Dated: June 30, 2000


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David A. Mikelonis
John C. Shea
212 West Michigan Avenue
Jackson, Michigan 49201
Attorneys for Consumers Energy Company

Tel:  (517) 788-2112

Email address:  jcshea@cmsenergy.com